Exhibit 10.1

MSC.SOFTWARE CORPORATION

2001 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of March 8, 2005 (“Grant Date”), is entered into by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and John Laskey (the “Employee”).

W I T N E S S E T H

WHEREAS, the Corporation has adopted and the Stockholders of the Corporation have approved The MSC.Software Corporation 2001 Stock Option Plan (the “Plan”);

WHEREAS, pursuant to Section 2 of the Plan, the Corporation has granted to the Employee effective as of the Grant Date a stock option (“Option”) to purchase all or any part of 150,000 shares of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth in this Agreement and in the Plan (the “Option to Purchase”); and

WHEREAS, such Option has been granted by the Corporation to the Employee in addition to, and not in lieu of, any form of compensation otherwise payable or to be paid to the Employee;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.             Grant of Option.  This Agreement evidences the Corporation’s grant to the Employee of the right and Option to Purchase, on the terms and conditions set forth in this Agreement and in the Plan, all or any part of the 150,000 shares of the Common Stock at a price per share of $11.40 (the “Grant Price”), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Grant Date (the “Grant Expiration Date”).  Such price equals not less than the Fair Market Value of the Common Stock on the Grant Date.  It is the intent of the Corporation that the Option constitutes a nonqualified stock option and not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.             Exercisability of Option.  Except as provided in the Plan or in any resolution of the Committee adopted after the Grant Date, the Option shall become vested and exercisable in installments as to 25% of the number of shares of Common Stock subject to the Option to Purchase on each of October 18, 2005, October 18, 2006, October 18, 2007, and October 18, 2008 (the “Vesting Schedule”).

Once the Option is vested and exercisable, the Employee has the right thereafter to purchase any shares, in whole or in part, from time to time; and such right shall continue until the Option terminates or expires.  The Option shall only be exercisable in respect of whole shares and fractional share interests shall be disregarded.  The Option may only be exercised as to at least 100 shares, unless the number purchased is the total number at the time available for purchase under the Option.

4.             Method of Exercise of Option.  The Employee shall exercise the Option through Salomon Smith Barney by either (i) calling the Voice Response Unit (“VRU”) at (800) 367-4777, or by (ii) accessing the Salomon Smith Barney website at www.benefitaccess.com.   The Option shall be exercisable by Non-Employee Directors and Section 16 Persons, as those terms are defined under the Plan, by the delivery to the Secretary of the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option.

Payment shall be made in accordance with and in a form permitted by Section 2.2.2 of the Plan for the full Grant Price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 4.5 of the Plan.  Subject to the consent of the Committee at the time of exercise, the Grant Price may be paid in full or in part by shares of Common Stock already owned by the Employee; provided, however, that any shares delivered (i) which were initially acquired upon exercise of a stock option or otherwise acquired from the Corporation must have been owned by the Employee for at least six months before the date of exercise, and (ii) shall be valued at their Fair Market Value on the date of exercise.  In addition, the Employee (or the Employee’s Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 4.4 of the Plan.

5.             Responsibility for Taxes.  Regardless of any action the Corporation or the Employee’s employer (the “Employer”) takes with respect to any or all income tax, social security and Medicare, payroll tax or other tax-related withholding (“Tax-Related Items”), the Employee hereby acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option and the subsequent sale of shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Employee shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy all withholding and payment on account obligations of the Corporation and the Employer.  In this regard, the Employee authorizes the Corporation and/or the Employer to withhold all applicable

Tax-Related Items legally payable by the Employee from his or her wages or other cash compensation paid to the Employee by the Corporation and/or the Employer or from proceeds of the sale of the shares.  Finally, the Employee shall pay to the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold as a result of the Employee’s participation in the Plan or the Employee’s purchase of shares that cannot be satisfied by the means previously described.  The Corporation may refuse to honor the exercise and refuse to deliver shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

6.             Effect of Termination of Employment or Death; Change in Subsidiary Status.  If the Employee terminates employment or services with the Corporation or a Subsidiary for any reason, the Option, to the extent not previously exercised, and all other rights hereunder, whether vested or not, shall terminate and become null and void as provided and at the times specified in Section 4.3 of the Plan.

7.             Adjustment; Termination of Option Under Certain Events.  The Option is subject to adjustment pursuant to Section 4.2.1 of the Plan and subject to early termination, whether vested or not, upon the occurrence of certain events as described in Section 4.2.3 of the Plan.

8.             Non-Transferability of Option.  Subject to the limited exceptions set forth in Section 1.8 of the Plan, the Option and any other rights of the Employee under this Agreement or the Plan are nontransferable.

9.             Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal executive offices, to the attention of the Secretary, and to the Employee at the address last provided to the Company, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States government.

10.           Data Privacy Consent.  The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Corporation, its Subsidiaries and Salomon Smith Barney for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Corporation and the Employer may hold certain personal information about the Employee, including, but not limited to, his or her name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the purpose of implementing, administering and managing the

Plan (“Data”).  The Employee further understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.  The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required to Salomon Smith Barney or another broker, escrow agent or other third party with whom the shares acquired upon exercise of the Option may be deposited.  The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan.  The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Employee understands that refusal or withdrawal of consent may affect his or her ability to participate in the Plan.  For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

11.           Acknowledgment and Waiver.  In accepting the grant, the Employee acknowledges that: (i) the Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, suspended or terminated by the Corporation at any time, as provided in the Plan and this Agreement; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Corporation; (iv) the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s employment relationship at any time with or without cause; (v) the Employee’s participation in the Plan is voluntary; (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation or the Employer, and which is outside the scope of the Employee’s employment contract, if any; (vii) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) in the event that the Employee is not an employee of the Corporation, the Option grant will not be interpreted to form an employment contract or relationship with the Corporation; and furthermore, the Option grant will not be interpreted to form an employment contract with any Subsidiary of the Corporation; (ix) the future value of the underlying shares is unknown and cannot be predicted with certainty; (x) if the underlying shares do not increase in value, the Option will have no value; (xi) if the Employee exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Grant Price; (xii) no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option and the Employee irrevocably releases the Corporation and the Employer from any such claim that may arise; and (xiii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee’s employment, the Employee’s right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed; furthermore, in the event of involuntary termination of employment, the Employee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Employee’s active employment.

12.           Severability.  If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

13.           Plan.  The Option and all rights of the Employee under this Agreement are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of the Certificate or any related written document or verbal communication furnished by Salomon Smith Barney, this Agreement and the Plan, the terms and conditions of the Plan shall govern.  The Employee acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee (or the Board) do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee (or the Board) so conferred by appropriate action of the Committee (or the Board) under the Plan after the date hereof and evidenced in a writing authorized by the Committee.  The Option and the issuance and delivery of shares of Common Stock under the Option are subject to compliance with Section 4.4 of the Plan.

14.           Entire Agreement.  The Certificate, this Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 4.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee as of the Grant Date.

MSC.SOFTWARE CORPORATION,
a Delaware corporation

/s/ WILLIAM WEYAND
By: William Weyand

EMPLOYEE

/s/ JOHN LASKEY
John Laskey